UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2012

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Conditions

On April 30, 2012, PS Business Parks reported its results of operations and financial condition for the quarter ended March 31, 2012. The full text of the press release is furnished as exhibit 99.1 to this Current Report on Form 8-K. The information in Item 2.02 and Exhibit 99.1 are being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) The Company’s annual meeting of shareholders was held on April 30, 2012.

(b) The four matters considered for a vote are described in detail in the Company’s proxy statement for the 2012 Annual Meeting filed with the Securities and Exchange Commission on March 30, 2012. The final results for the votes for each proposal are set forth below.

1. The shareholders elected eight directors to the Board of Directors to hold office until the 2013 Annual Meeting or until their successors are duly qualified and elected. The votes for each nominee were as follows:

Name	Votes For	Withheld	Broker Non-Votes
Ronald L. Havner, Jr.	22,449,214	251,700	385,393
Joseph D. Russell, Jr.	22,554,676	146,238	385,393
Jennifer Holden Dunbar	22,483,469	217,445	385,393
James H. Kropp	22,343,799	357,115	385,393
Sara Grootwassink Lewis	22,688,622	12,292	385,393
Michael V. McGee	22,483,329	217,585	385,393
Gary E. Pruitt	22,573,997	126,917	385,393
Peter Schultz	22,688,515	12,399	385,393

2. The shareholders ratified the appointment of Ernst & Young LLP as PS Business Parks’ independent registered public accounting firm for the fiscal year ended December 31, 2012 as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
23,021,965	59,706	4,636	0

3. The shareholders approved the PS Business Parks, Inc. 2012 Equity and Performance-Based Incentive Compensation Plan as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,272,023	251,119	177,772	385,393

4. The shareholders approved the advisory vote on executive compensation as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
21,704,762	821,431	174,721	385,393

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 :	Press release dated April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: April 30, 2012

By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer